Exhibit 99.1
Ellington Credit Company Announces Financial Results for the Fourth Fiscal Quarter Ended March 31, 2026
OLD GREENWICH, Connecticut—May 19, 2026—Ellington Credit Company (NYSE: EARN) ("we") today reported financial results for the quarter ended March 31, 2026.
Highlights
•Net asset value (NAV) per share was $4.09 as of March 31, 2026, which includes the effects of distributions of $0.24 per share for the quarter.
•GAAP net loss was $(32.3) million or $(0.86) per share.
•Net investment income ("NII") was $5.1 million, or $0.13 per share.
◦Adjusted net investment income1 was $7.3 million, or $0.19 per share.
•CLO portfolio was $307.9 million as of March 31, 2026.
◦CLO debt investments—$145.1 million
◦CLO equity investments—$162.8 million
◦Purchased $30.7 million of CLO investments and sold $34.2 million, across 44 trades.
•Weighted average GAAP yield2 for the quarter, based on amortized cost, was 12.5% on the total CLO portfolio.
•Received $17.4 million in recurring cash distributions3 from the investment portfolio, or $0.46 per share.
•Issued $54 million of senior unsecured notes on March 30, 2026.
Management Commentary
"The first calendar quarter of 2026 was marked by continued headwinds and volatility in the CLO market," said Laurence Penn, Chief Executive Officer and President. "For Ellington Credit, while as previously communicated our NAV declined during the quarter, our up-in-credit bias and active trading again drove outperformance versus peers.
"We believe that a significant portion of the market weakness was technical—driven by overall sentiment and elevated yield spreads in the corporate credit markets, rather than by fundamental credit deterioration. We selectively leaned into the resulting opportunities, prioritizing CLO mezzanine debt over equity while staying disciplined by adding incremental hedges along the way.
"We also enhanced our capital structure, taking advantage of a narrow market window at the end of March to issue unsecured debt. Following quarter end, we used most of the debt offering proceeds to make new CLO investments, with deployment substantially complete by the end of April, thus positioning us for future earnings growth. The offering has also meaningfully strengthened our balance sheet, as we used a portion of the proceeds to refinance repo financings, replacing short-term secured debt with long-term unsecured debt.
"The first quarter selloff has reset and recharged the opportunity set: prepayments and repricings have slowed, investment yields have increased, and CLO managers are increasingly able to acquire performing discount loans that help support deal structures and interest spreads. In addition, as a meaningful portion of our CLO equity portfolio exits its non-call period, refinancing and reset opportunities should enhance underlying cash flows and support future growth in net investment income. EARN entered the second quarter well positioned to take advantage of this new environment, with ample dry powder and with the active trading and hedging capabilities to turn market dislocations into long-term value. These recent developments have already contributed to EARN’s strong performance so far in the second quarter."
1 Adjusted net investment income is a non-GAAP financial measure. See "Reconciliation of Adjusted Net Investment Income to Net Investment Income" below for an explanation regarding the calculation of Adjusted net investment income.
2 Based on amortized cost; used in the calculation of interest income.
3 "Recurring cash distributions" primarily includes distributions received from our CLO investments but excludes cash received from CLO redemptions or sales during the quarter.

Distributions
During and subsequent to the quarter ended March 31, 2026, our Board of Trustees declared the following distributions on our common shares.

Declaration Date	Record Date	Payment Date	Distribution Per Share
January 8, 2026	January 30, 2026	February 27, 2026	$0.08
February 9, 2026	February 27, 2026	March 31, 2026	0.08
March 9, 2026	March 31, 2026	April 30, 2026	0.08
April 7, 2026	April 30, 2026	May 29, 2026	0.08
May 7, 2026	May 29, 2026	June 30, 2026	0.08
Investment Portfolio
The following table summarizes the composition of the investment portfolio as of March 31, 2026.

(In thousands)	Amortized Cost	Fair Value	% of Total Investments
U.S. CLO debt	$129,681	$117,708	38.2%
European CLO debt	33,379	27,416	8.9%
Total CLO debt	163,060	145,124	47.1%
U.S. CLO equity	204,092	159,597	51.8%
European CLO equity	5,341	3,217	1.0%
Total CLO equity	209,433	162,814	52.8%
Total CLO debt and equity	372,493	307,938	99.9%
Other investments	446	425	0.1%
Total investments	$372,939	$308,363	100.0%
Credit Hedges
The following table summarizes our credit hedges, expressed in estimated notional equivalents(1) of the Markit CDX North American High Yield Index (the "Index"), as of March 31, 2026:

(In thousands)	Estimated Index Equivalents
Credit Hedges(2)	$(187,462)
(1)Notional equivalents are estimated based on historical price relationships between credit hedges (and/or their underlying components) and the Index, together with other factors. Our estimations of price relationships between instruments may change over time, and actual price relationships experienced may differ from those previously estimated.
(2)Corporate credit hedges may include CDS, ETFs, equities, total return swaps, and similar instruments referencing both single issuers and indices, as well as options, tranches, and other derivatives on such instruments.
Financing
On March 30, 2026, we enhanced our capital structure through the issuance of $54.0 million of unsecured long-term notes (the "Senior Notes"), which bear a fixed interest rate of 8.50% payable quarterly in arrears, and mature on March 30, 2031 unless earlier redeemed or repurchased. The Senior Notes trade on the New York Stock Exchange under the symbol "ELLA" and have been rated ‘BBB’ by Egan-Jones Ratings Company, a nationally recognized statistical rating organization. We elected the fair value option under ASC 825 for the Senior Notes, and accordingly, the Senior Notes are included on the Consolidated Statement of Assets and Liabilities under the caption "Unsecured borrowings, at fair value"; as a result of this election we expensed $2.3 million of debt issuance costs at the time of issuance.
The following table summarizes our outstanding borrowings as of March 31, 2026:

($ in thousands)	Outstanding Borrowing(1)
Reverse repurchase agreements	$166,274
Unsecured borrowings	54,000
Total outstanding debt	$220,274
(1)Represents outstanding principal amount of borrowing.

Results of Operations
The following table summarizes our operating results for the quarter ended March 31, 2026:

	Quarter Ended March 31, 2026
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$4,613	$1,015	$6,128	$26	$384	$12,166	$0.32
Other investment income	—	—	146	—	—	146	—
Total investment income	4,613	1,015	6,274	26	384	12,312	0.32
Interest expense	(1,078)	(193)	(996)	(17)	(13)	(2,297)	(0.06)
Debt issuance costs(3)	—	—	—	—	(2,250)	(2,250)	(0.06)
Other expenses	—	—	—	—	(2,698)	(2,698)	(0.07)
Net investment income	3,535	822	5,278	9	(4,577)	5,067	0.13
Net realized gain (loss) on investments	517	(71)	(63)	(386)	29	26	—
Change in net unrealized gain (loss) on investments	(8,890)	(3,586)	(24,730)	107	(26)	(37,125)	(0.99)
Credit and foreign currency hedges, and other activities					(238)	(238)	—
Net income (loss)	$(4,838)	$(2,835)	$(19,515)	$(270)	$(4,812)	$(32,270)	$(0.86)
Net income (loss) per share(2)	$(0.13)	$(0.07)	$(0.52)	$(0.01)	$(0.13)	$(0.86)
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,572,206 shares for the quarter ended March 31, 2026.
(3) Includes $1.7 million of underwriters' fees related the issuance of the Senior Notes, for which we have elected the fair value option, and $0.6 million of professional fees and other expenses incurred in connection with such issuance.
The following table summarizes our operating results for the quarter ended December 31, 2025:

	Quarter Ended December 31, 2025
	U.S. CLO Debt	European CLO Debt	U.S. CLO Equity	European CLO Equity	Other(1)	Total	Total Per Share(2)
(In thousands, except share and per share amounts)
Interest income	$4,870	$1,311	$6,573	$439	$263	$13,456	$0.35
Other investment income	—	—	215	—	—	215	0.01
Total investment income	4,870	1,311	6,788	439	263	13,671	0.36
Interest expense	(1,299)	(217)	(791)	(29)	—	(2,336)	(0.06)
Other expenses	—	—	—	—	(3,584)	(3,584)	(0.09)
Net investment income	3,571	1,094	5,997	410	(3,321)	7,751	0.21
Net realized gain (loss) on investments	121	240	75	222	12	670	0.02
Change in net unrealized gain (loss) on investments	(4,707)	(2,523)	(18,633)	(1,622)	(41)	(27,526)	(0.74)
Credit and foreign currency hedges, and other activities					(1,962)	(1,962)	(0.05)
Net income (loss)	$(1,015)	$(1,189)	$(12,561)	$(990)	$(5,312)	$(21,067)	$(0.56)
Net income (loss) per share(2)	$(0.03)	$(0.03)	$(0.33)	$(0.03)	$(0.14)	$(0.56)
(1) Includes interest income and net realized and change in unrealized gains (losses) associated with corporate debt and equity investments. Also includes management fees, performance fees, and various other operating expenses.
(2) Based on weighted average shares outstanding of 37,570,694 shares for the quarter ended December 31, 2025.

CLO Performance
The quarter ended March 31, 2026 began on a constructive note, with credit spreads tightening and leveraged loan prices rising early in the year. However, market sentiment deteriorated as the quarter progressed, driven by growing concerns about the potential disruptive effects that artificial intelligence could have on corporate borrowers in the software sector. Broadly syndicated loans to the software sector, which represent roughly 11%4 of all CLO loan collateral, posted a negative total return of (5.5%)4 for the quarter, creating a significant drag on the performance of the wider CLO market. These pressures were compounded by broader macroeconomic volatility, including escalating geopolitical tensions. As a result, credit spreads widened materially, and prices on the Morningstar LSTA US Leveraged Loan Index fell 2.2% from their January peak through quarter end. The European leveraged loan market faced similar price declines.
This weakness in leveraged loans drove broader spread widening across CLO debt tranche spreads during the quarter, with performance diverging sharply by credit quality. Senior tranches (AAA through A) were relatively resilient, outperforming both investment-grade and high-yield corporate bond indices. In contrast, lower-rated CLO debt experienced significant spread widening, particularly BB-rated tranches, where heavy selling pressure—driven by heightened credit concerns and sector-specific weaknesses—led to underperformance.
Meanwhile, elevated default concerns weighed heavily on CLO equity valuations, particularly for CLOs with higher exposure to lower-rated loans. These pressures were further compounded by the continued compression of net interest margins within most CLOs, particularly earlier in the quarter, which reduced the excess interest available to CLO equity tranches. Overall, CLO equity generated significant losses for the quarter, as both excess interest and CLO liquidation values declined simultaneously. These effects were even more pronounced for European CLO equity tranches.
Our investment portfolio generated negative results for the quarter, as unrealized losses concentrated in CLO equity exceeded net investment income, trading gains on mezzanine debt, and gains from the call of mezzanine debt positions held at discounts to par. At March 31, 2026, our CLO portfolio had a fair value of $307.9 million and a weighted average projected yield of 16.6% (based on fair value), and we held cash and cash equivalents of $57.7 million.
Net Asset Value Summary
The following table summarizes our assets and liabilities as of March 31, 2026:

(In thousands, except share and per share amounts)	March 31, 2026
Assets
Investments, at fair value	$308,363
Cash and cash equivalents	57,726
Other assets	20,838
Total assets	386,927
Liabilities
Reverse repurchase agreements	166,274
Unsecured borrowings, at fair value	54,000
Other liabilities	12,831
Total liabilities	233,105
Net asset value	$153,822
Common shares outstanding	37,579,569
Net asset value per common share	$4.09
About Ellington Credit Company
Ellington Credit Company (the "Fund") is a non-diversified closed-end fund that seeks to provide attractive current yields and risk-adjusted total returns by investing primarily in corporate collateralized loan obligations ("CLOs"), with a focus on mezzanine debt and equity tranches. The Fund is externally managed and advised by an affiliate of Ellington Management Group, L.L.C., a leading fixed-income investment manager founded in 1994. The Fund benefits from Ellington’s extensive experience and deep expertise in portfolio management, credit analysis, and risk management.
4 Source: Nomura CLO Special Topics

Conference Call
We will host a conference call at 11:00 a.m. Eastern Time on Wednesday, May 20, 2026 to discuss our financial results for the quarter ended March 31, 2026. To participate in the event by telephone, please dial (800) 343-4849 at least 10 minutes prior to the start time and reference the conference ID: EARNQ426. International callers should dial (203) 518-9848 and reference the same conference ID. The conference call will also be webcast live over the Internet and can be accessed via the "For Investors" section of our web site at www.ellingtoncredit.com. To listen to the live webcast, please visit www.ellingtoncredit.com at least 15 minutes prior to the start of the call to register, download, and install necessary audio software. In connection with the release of these financial results, we also posted an investor presentation, that will accompany the conference call, on our website at www.ellingtoncredit.com under "For Investors—Presentations."
A dial-in replay of the conference call will be available on Wednesday, May 20, 2026, at approximately 2:00 p.m. Eastern Time through Wednesday, May 27, 2026 at approximately 11:59 p.m. Eastern Time. To access this replay, please dial (800) 934-2750. International callers should dial (402) 220-1142. A replay of the conference call will also be archived on our web site at www.ellingtoncredit.com.
Cautionary Statement Regarding Forward-Looking Statements
This release may contain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. Forward-looking statements are based on our beliefs, assumptions and expectations of our future operations, business strategies, performance, financial condition, liquidity and prospects, taking into account information currently available to us. These beliefs, assumptions, and expectations are subject to numerous risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations and strategies may vary materially from those expressed or implied in our forward-looking statements. The following factors are examples of those that could cause actual results to vary from those stated or implied by our forward-looking statements: changes in interest rates and the market value of our investments, market volatility, changes in the default rates on corporate loans, our ability to borrow to finance our assets, changes in government regulations affecting our business, a deterioration in the market for collateralized loan obligations, our ability to adapt to the new regulatory regime associated with our conversion to a closed-end fund/RIC, potential business disruption related to our conversion to a closed-end fund/RIC, ability to achieve the anticipated benefits of our conversion to a closed-end fund/RIC, and other changes in market conditions and economic trends, such as changes to fiscal or monetary policy, heightened inflation, increased tariffs, slower growth or recession, and currency fluctuations. Furthermore, as stated above, forward-looking statements are subject to numerous risks and uncertainties, including, among other things, those described under the heading “Risk Factors” in our Registration Statement on Form N-2, which can be accessed through the link to our SEC filings under "For Investors" on our website (at www.ellingtoncredit.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected or implied may be described from time to time in reports we file with the SEC, and is not possible for us to predict or identify them all. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
This release and the information contained herein do not constitute an offer of any securities or solicitation of an offer to purchase securities.

Reconciliation of Adjusted Net Investment Income to Net Investment Income
We calculate Adjusted Net Investment Income as net investment income adjusted for: (i) non-recurring expenses; (ii) non-capitalized transaction costs, (iii) net realized and change in net appreciation (depreciation) associated with periodic settlements on interest rate swaps, and (iv) interest and dividend income (expense) net of transaction fees associated with the referenced assets on total return swaps. Adjusted Net Investment Income is a supplemental non-GAAP financial measure. We believe that the presentation of Adjusted Net Investment Income provides information useful to investors, because: (i) we believe that it is a useful indicator of both current and projected long-term financial performance, in that it excludes the impact of certain expenses and non-capitalized transaction costs that we believe are less useful in forecasting long-term performance and distribution-paying ability; and (ii) we believe that realized and accrued periodic settlements on interest rates swaps and interest and dividend income (expense) net of transaction fees on total return swaps are similar to net investment income and are more appropriately classified as recurring.
Our calculation of Adjusted Net Investment Income may differ from the calculation of similarly titled non-GAAP financial measures by our peers, with the result that these non-GAAP financial measures might not be directly comparable. In addition, because Adjusted Net Investment Income is an incomplete measure of our financial results and differs from net investment income computed in accordance with U.S. GAAP, it should be considered supplementary to, and not as a substitute for, net investment income computed in accordance with U.S. GAAP.
In setting our distributions, our Board of Trustees considers our earnings, liquidity, financial condition, distribution requirements, and financial covenants, along with other factors that our Board of Trustees may deem relevant from time to time.
The following table reconciles, for the quarters ended March 31, 2026 and December 31, 2025, our Adjusted Net Investment Income to the line on our Consolidated Statement of Operations entitled Net Investment Income, which we believe is the most directly comparable U.S. GAAP measure:

(In thousands except share amounts and per share amounts)	Quarter Ended March 31, 2026	Quarter Ended December 31, 2025
Net Investment Income	$5,067	$7,751
Adjustments:
Less: Non-capitalized transaction costs and non-recurring expenses(1)	(2,250)	(49)
Plus: Net realized and change in net appreciation (depreciation) on periodic settlements of interest rate swaps and net interest and dividend income (expense) on total return swaps	$(5)	2
Adjusted Net Investment Income	$7,312	$7,802
Weighted Average Shares Outstanding	37,572,206	37,570,694
Adjusted Net Investment Income Per Share	$0.19	$0.21
(1)For the quarter ended March 31, 2026, includes $1.7 million of underwriters' fees related to the issuance of the Senior Notes, for which we have elected the fair value option, and $0.6 million of professional fees and other expenses incurred in connection with such issuance. For the quarter ended December 31, 2025, includes $49 thousand of expenses incurred in connection with our strategic transformation.